EXHIBIT 4.2

LETTER AGREEMENT DATED SEPTEMBER 2, 2008 WITH
TEMEX RESOURCES CORP RE: EARN-IN ON THE GP2 JOINT VENTURE PROPERTY

TEMEX RESOURCES CORP
1660-141 Adelaide Street West
Toronto, Ontario CANADA  M5H 3L5
tel: 416-862-2246 fax: 416-862-2244
website: www.temexcorp.com
email: info@temexcorp.com

September 2, 2008

Mill City Gold Corp.
4719 Chapel Road N.W.
Calgary, AB T2L 1A7

Attention:  James R. Brown, President

Dear James:

Re:  Earn-in on the GP2 Joint Venture Property

Temex Resources Corp. (“Temex”) and East West Resource Corporation (“East West”), carrying on business as the GP2 Joint Venture, are pleased to confirm the basis upon which they jointly will grant to Mill City Gold Corp. (“Mill City”) an option to earn an undivided 50% participating interest (the “Option”) in the GP2 Joint Venture.  The subject matter of the GP2 Joint Venture is the GP2 Property comprising 17 mining claims totaling 240 claim units (the “Claims”) currently recorded in the name of East West but held by the GP2 Joint Venture under a 50:50 Joint Venture Agreement (the “GP2 JVA”) made between Temex and East West dated January 25, 2008, a true and complete copy of which is enclosed herewith.  The GP2 Property (as more particularly described on Schedule A and depicted on Figure 1 hereto annexed) is located in the Sachigo Greenstone Belt in the James Bay Lowlands region of Northern Ontario within Areas BMA 523 864 and BMA 523 871 on Plans G-4263 and G-4273, respectively, in the Thunder Bay Mining Division.

To exercise the Option, Mill City shall be required:
1.	subject to TSX-V approval, to issue 375,000 Mill City common shares to each of Temex and East West within 10 days of execution and delivery (“upon signing”) hereof;
2.	to incur not less than $500,000 of exploration expenditures on or in respect of the GP2 Property before the first anniversary of signing;
3.	to allot and issue to each of Temex and East West an additional 125,000 Mill City Shares on the first anniversary of signing;
4.	to incur not less than an additional $1,500,000 (an aggregate of $2,000,000 inclusive of the $500,000 referred to in paragraph 2) of exploration expenditures on or in respect of the GP2 Property before the second anniversary of signing; and
5.
to incur not less than an additional $3,000,000 (an aggregate of $5,000,000 inclusive of the $2,000,000 referred to in paragraph 4) of exploration expenditures on or in respect of the GP2 Property before the third anniversary of signing (the aggregate of $5,000,000 of exploration expenditures is herein referred to as the “Work Commitment”;

provided that, the obligations set forth in paragraphs 1 and 2 are firm commitments made by Mill City to Temex and East West, and the obligations set forth in paragraphs 3, 4 and 5 are optional in the sole discretion of Mill City, and  Mill City shall be entitled to accelerate such obligations at any time in its sole discretion.

Mill City shall be entitled to extend for one year the time for completion of each milestone of the Work Commitment, by notice to Temex and East West if given prior to the applicable anniversary of signing.  Each extension shall require Mill City, subject to TSX-V approval, to allot and issue to each of Temex and East West 125,000 Mill City Shares.  For greater certainty, if an extension of time is granted by Temex and East West to Mill City for completion of a specified cumulative level of exploration expenditures by a particular anniversary date, it shall operate to defer the time of performance of each subsequent anniversary expenditure milestone by one year and require Mill City to allot and issue to each of Temex and East West 125,000 Mill City Shares.  If no extension is granted to Mill City in accordance with the foregoing then Mill City shall exercise the Option on or before the third anniversary of signing (the expiration of the “Earn-in Period”) provided that each such extension which is granted to Mill City shall extend the Earn-in Period by one year.

Temex is currently the Operator of the GP2 Joint Venture, and will continue to be Operator during the Earn-in Period and shall carry out all exploration programs to be funded by the Work Commitment.  As Operator, Temex is entitled to charge an overhead allowance for managing exploration programs equal to 10% of all exploration expenditures, except where the cost of an individual item exceeds $100,000, in which case such overhead allowance is reduced to 5% of the cost of such items.  Temex reserves the right to designate East West as the manager of field operations during the Earn-in Period.

If during the Earn-in Period Mill City satisfies all its obligations set forth in paragraphs 1 through 5 inclusive, which are conditions precedent to the exercise of the Option, Mill City shall be entitled to give notice to Temex and East West of the exercise of the Option by certifying compliance with the Work Commitment.  If the Option is exercised there shall be a novation of the GP2 JVA whereby Mill City shall be deemed to have acquired a Participating Interest (as therein defined) in the GP2 Joint Venture giving Mill City an undivided 50% interest in the GP2 Property, and the Participating Interests of Temex and East West, respectively, shall each be deemed to be diluted to 25%.

Temex and East West shall then each have 60 days from the date of exercise of the Option to elect either:
(a)	to continue to participate in the GP2 Joint Venture with Mill City for the further exploration and development of the GP2 Property; or
(b)
to relinquish its Participating Interest in the GP2 Joint Venture in exchange for a 7.5% carried and non-assessable interest in the GP2 Property to the date of commencement of Commercial Production (as defined in the GP2 JVA);

provided that, if Temex and East West make disparate elections pursuant to paragraphs (a) and (b) above, then the party electing to continue to participate in the GP2 Joint Venture and Mill City shall be deemed to have acquired the Participating Interest of the party electing to relinquish its Participating Interest in the GP2 Joint Venture pro rata to their respective Participating Interests in the GP2 Joint Venture (for greater certainty, in the ratio of 2:1 in favour of Mill City over the party electing to continue to participate in the GP2 Joint Venture).

For greater certainty, if either Temex or East West elects to retain a 7.5% carried and non-assessable interest in the GP2 Property to the date of commencement of Commercial Production, then the parties electing to continue to participate in the GP2 Joint Venture shall be responsible for 100% of the cost of all further exploration and development expenditures to be incurred on or in respect of the GP2 Property, from the date of such election to the date of commencement of Commercial Production from the GP2 Property.  The party electing to retain a 7.5% carried and non-assessable interest in the GP2 Property to the date of commencement of Commercial Production shall be deemed to maintain an undivided 7.5% undivided interest in the GP2 Property as a tenant in common with parties electing to continue to participate in the GP2 Joint Venture, however, the party electing to retain a 7.5% carried and non-assessable interest in the GP2 Property to the date of commencement of Commercial Production shall not be responsible to contribute to the cost of any further exploration or development expenditures to be incurred on or in respect of the GP2 Property for the purpose of achieving Commercial Production after the date of its election.  For greater certainty, after the date of commencement of Commercial Production each of the parties shall be responsible to contribute to operating costs in accordance with its undivided interest in the GP2 Property and no party shall be carried and non-assessable with respect to operating costs after the date of commencement of Commercial Production.

If both Temex and East West elect to continue to participate in the GP2 Joint Venture with Mill City for the further exploration and development of the GP2 Property, then each of Temex and East West shall be deemed to have an initial investment in the GP2 Joint Venture of $1,250,000, and Mill City shall be deemed to have an initial investment of $2,500,000 as at the date of exercise of the Option, for the purposes of Section 7.8 of the GP2 JVA.

If you concur with the foregoing please so signify by signing and returning a copy hereof to each of Temex and East West.

Yours very truly,

TEMEX RESOURCES CORP.

/s/ Ian Campbell

Ian Campbell, President and CEO

EAST WEST RESOURCE CORPORATION

/s/ Maurice Lavigne

Maurice Lavigne, President and CEO

Agreed to and accepted this  2     day of September, 2008
by and on behalf of

MILL CITY GOLD CORP.

/s/ James R. Brown

James R. Brown, President and CEO

SCHEDULE A: CLAIMS LIST FOR GP2 PROPERTY

Claim	Division	Area	G-Plan	Date Recorded	Date Due	Count	Units
4216155	Thunder Bay	BMA 523864	G-4263	2008-Feb-20	2010-Feb-20	1	16
4216156	Thunder Bay	BMA 523864	G-4263	2008-Feb-20	2010-Feb-20	2	16
4216157	Thunder Bay	BMA 523864	G-4263	2008-Feb-20	2010-Feb-20	3	8
4216158	Thunder Bay	BMA 523864	G-4263	2008-Feb-20	2010-Feb-20	4	16
4216159	Thunder Bay	BMA 523864	G-4263	2008-Feb-20	2010-Feb-20	5	16
4216160	Thunder Bay	BMA 523864	G-4263	2008-Feb-20	2010-Feb-20	6	16
4216161	Thunder Bay	BMA 523871	G-4273	2008-Feb-20	2010-Feb-20	7	16
4216162	Thunder Bay	BMA 523871	G-4273	2008-Feb-20	2010-Feb-20	8	16
4216163	Thunder Bay	BMA 523871	G-4273	2008-Feb-20	2010-Feb-20	9	16
4216164	Thunder Bay	BMA 523871	G-4273	2008-Feb-20	2010-Feb-20	10	16
4216165	Thunder Bay	BMA 522871	G-4260	2008-Feb-20	2010-Feb-20	11	16
4216185	Thunder Bay	BMA 523871	G-4273	2008-Mar-19	2010-Mar-19	12	16
4216186	Thunder Bay	BMA 523871	G-4273	2008-Mar-19	2010-Mar-19	13	10
4216187	Thunder Bay	BMA 523871	G-4273	2008-Mar-19	2010-Mar-19	14	10
4216188	Thunder Bay	BMA 523864	G-4263	2008-Mar-19	2010-Mar-19	15	8
4216189	Thunder Bay	BMA 523864	G-4263	2008-Mar-19	2010-Mar-19	16	16
4216190	Thunder Bay	BMA 523864	G-4263	2008-Mar-19	2010-Mar-19	17	12
					Total	17	240

N
BMA 523 871 AREA
BMA 523 864 AREA
GP2 PROPERTY
4226378
4226379
4226391
4226380
4226390
4216190
4216155
4216189
4216156
4216188
4216187
4216150
4216161
4216160
4226386
4226387
4216185
4216162
4226388
4226389
4216163
0
1
2
kilometres
5,795,000 mN

Figure 1: Claim Map GP2 Property